(LETTERHEAD OF RYAN, RUSSELL, OGDEN & SELTZER)

                                                                EXHIBIT 5-B









                                             July 7, 1994


          Metropolitan Edison Company
          2800 Pottsville Pike
          Reading, Pennsylvania 19640

          Met-Ed Capital, L.P.
          Mellon Bank Center
          Tenth and Market Streets
          Wilmington, Delaware 19801

                    Re:  Registration Statement on Form S-3

          Dear Sirs:

                    Metropolitan Edison Company (the "Company") and Met-Ed Capital, L.P. ("Met-Ed Capital") have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), a Registration Statement on Form S-3 (the "Registration Statement"), dated May 17, 1994, and Amendment No. 1 thereto, dated today's date, of which this opinion is to be a part. The Registration Statement relates to the proposed issuance and sale by Met-Ed Capital of up to 5,000,000 preferred securities, representing preferred limited partner interests (the "Preferred Securities"), the proceeds of which, together with the capital contribution of Met-Ed Capital's general partner, Met-Ed Preferred Capital, Inc., a wholly owned subsidiary of the Company, will be used to purchase subordinated debentures issued by the Company (the "Subordinated Debentures"). The Company will guarantee (the "Guarantee") the payment by Met-Ed Capital of distributions on the Preferred Securities and of amounts due upon liquidation of Met-Ed Capital or redemption of the Preferred Securities, all to the extent set forth in the Guarantee. The Preferred Securities are to be issued by Met-Ed Capital pursuant to an Amended and Restated Limited Partnership Agreement and one or more Actions thereunder (collectively, the "Limited Partnership Agreement") and the Subordinated Debentures are to be issued by the Company pursuant to an indenture between the Company and United States Trust Company of New York, as Trustee (the "Indenture").
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          Metropolitan Edison Company
          July 7, 1994
          Page 2


                    We have participated in the preparation of or examined the Registration Statement; copies, signed, certified or otherwise proven to our satisfaction, of the Restated Articles of Incorporation and By-Laws of the Company; the forms of Limited Partnership Agreement and Indenture; and the securities certificate and application filed by the Company with the Pennsylvania Public Utility Commission ("PaPUC"), and the Order and Opinion of the PaPUC, dated May 4, 1994, registering the securities certificate and approving the issuance of a Certificate of Public Convenience, as well as said Certificate of Public Convenience.

                    We are familiar with the corporate history of the Company and the terms of its outstanding securities. We have also examined such other instruments, agreements and documents and made such further investigation as we have deemed necessary as a basis for this opinion.

                    With respect to all matters of Delaware law, we have relied upon the opinion of Richards, Layton & Finger, P.A., which is being filed as Exhibit 5-C to the Application.

                    For the purposes  of this opinion, we have assumed that
          (1) the proposed transactions are carried out on the basis set forth in the Registration Statement and in conformity with the requisite authorizations, approvals, consents or exemptions under the securities laws of the various States and other jurisdictions of the United States, (2) all necessary corporate and partnership action required on the part of the Company, Met-Ed Preferred Capital, Inc. and Met-Ed Capital shall have been duly taken, (3) the Commission shall have issued an order declaring effective (a) the Registration Statement under the 1933 Act and (b) the Company's related Application, as amended, and as may be further amended, on Form U-1 under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), (4) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (5) the issuance and sale of the Preferred Securities and Subordinated Debentures do not violate Section 12(f) of the 1935 Act or Rule 70 thereunder.

                    Based upon the foregoing, we are of the opinion that, subject to the foregoing assumptions and qualifications, (1) the Preferred Securities to be issued and sold in accordance with the Registration Statement, when properly issued, delivered and paid for, will be legally issued, fully paid and non-assessable limited partner interests, and (2) when properly authenticated and delivered by the Trustee under the Indenture, the Subordinated Debentures will be legally issued and will be binding obligations of the Company and, when properly executed and delivered, the Guarantee will be legally issued and will be a
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          binding obligation
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          Metropolitan Edison Company
          July 7, 1994
          Page 3


          of the Company, subject, in each case, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors rights generally (including, without limitation, the Atomic Energy Act and applicable regulations of the Nuclear Regulatory Commission thereunder) and general equitable principles.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof. We also consent to the reference to our firm under "Legal Opinions" in the Prospectus which is a part of the Registration Statement. The firm of Berlack, Israels & Liberman is authorized to rely on this opinion for the purpose of rendering its opinion, dated the date hereof, which is being filed as Exhibit 5-A to the Registration Statement.
                                             Very truly yours,



                                             RYAN, RUSSELL, OGDEN & SELTZER
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